TEMPLATE SEPARATION AGREEMENT AND RELEASE OF CLAIMS
BMT 2019 YEARS OF SERVICE INCENTIVE PROGRAM – EXECUTIVE TIER

FOR THIS AGREEMENT TO BE EFFECTIVE, YOU MUST SIGN AND RETURN IT TO NICOLA FRYER WITHIN 45 DAYS OF RECEIPT WITHOUT MODIFICATIONS OR DELETIONS.

Date:        ________, 2019

To:        [Employee Name]
From:        Nicola Fryer, Human Resources
Subject:    VOLUNTARY SEPARATION AGREEMENT AND RELEASE OF CLAIMS
This Separation Agreement and General Release of Claims (“Agreement”) confirms our understanding that you have applied to participate in the 2019 Years of Service Incentive Program – Executive Tier (“Program”) and [Bank/Trust Employer Name] ("BMT") has accepted your application, and outlines the Program benefits you will receive after your Designated Last Day of Work as part of the Program, upon your execution and return of this Agreement, without modifications or deletions, within the allowed time.
Please review this Agreement carefully, and you may consult with an attorney of your choosing. Your signing of this Agreement also constitutes an acknowledgment by you that BMT is providing to you adequate and valuable consideration for your promises in this Agreement, to which you are not otherwise entitled, and you intend to be legally bound by this Agreement.
1.Acceptance of Offer to Terminate Employment; Last Date of Employment. Based on your personal circumstances you have applied for the Program. BMT accepts your application to participate in the Program and terminate your employment voluntarily, and agrees to provide you with the benefits outlined below, subject to the terms and conditions of this Agreement. Your employment with BMT will terminate on [date], 2019 (“Designated Last Day of Work”) and this will be a permanent termination. In addition to the Program benefits specified in Attachment A (the “Program Separation Benefits”), BMT will pay you for paid time off (“PTO”) that you have accrued but not used in accordance with BMT policy and applicable law as of your Designated Last Day of Work. If you use more PTO than you have accrued as of your last day of work, the overage will be deducted from your pay continuation benefit described in Attachment A of this Agreement.
2.Program Separation Benefits. In exchange for your signing, delivering and not revoking this Agreement, including the General Release (set forth in Paragraph 6 below) and all of the other promises and covenants contained herein, BMT agrees to provide you with the Program Separation Benefits described in Attachment A.

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3.Forfeiture of Program Separation Benefits. All Program Separation Benefits for which you are eligible under this Agreement are subject to forfeiture in the event you engage in Gross Cause after you are approved for the Program, even if BMT does not discover the facts constituting Gross Cause until after your Designated Last Day of Work. BMT reserves sole discretion to decide which Program Separation Benefits will be forfeited, based on all the circumstances. For purposes of this Agreement, “Gross Cause” is defined as follows: (i) willful misconduct damaging to BMT or any of its parents, subsidiaries or affiliates (collectively, the “Company Group”), its/their reputation, products, services or customers, (ii) your engagement in gross negligence or misconduct that is materially injurious to the Company Group, monetarily or otherwise; (iii) your commission of a crime involving moral turpitude or dishonesty, or your plea of nolo contendere or guilty with respect to or conviction of a crime involving moral turpitude or dishonesty, or any felony relating to your BMT employment; (iv) any misappropriation of BMT or customer funds by you; (v) your willful violation of the provisions of this Agreement and your failure to cure such violation within 30 days after receipt of written notice of such violation; (vi) the receipt of a request by the Company Group, of a notice from any of the governmental agencies that supervise any of them, that you be suspended or removed from any position that you then hold with the Company Group as defined in Paragraph 7(a) below; or (vii) a violation of the BMT Code of Ethics, the BMT Code of Personal Conduct, the BMT Employee Handbook, or the BMT Insider Trading Policy to the extent the violation is determined to be material in the sole discretion of BMT.
4.No Additional Amounts Due. You acknowledge that other than payments and benefits set forth in this Agreement, including Attachment A, and any vested benefits under any BMT-sponsored plans, BMT does not owe you any additional amounts for anything.
5.Cooperation and Handling Work Responsibilities. BMT’s obligation to provide the benefits detailed in Attachment A is contingent upon your performing your assigned duties in a professional manner and cooperating fully and assisting with the orderly and appropriate transition of your work duties, and otherwise conducting yourself in a professional, cooperative and responsible manner up to and including your Designated Last Day of Work.
6.General Release of Claims Against BMT.
a.    In consideration for all of BMT’s promises in this Agreement, including but not limited to the Program Separation Benefits described in Attachment A to this Agreement, you, for yourself, your agents, executors, successors, heirs and assigns (all of whom are hereinafter individually and collectively referred to as “Releasors”), do hereby release, remise and forever discharge [Bank/Trust Employer name], The Bryn Mawr Trust Company and Bryn Mawr Bank Corporation, and each of their respective and collective parents, subsidiaries, affiliates, related entities, predecessors, successors, assigns, and each of their respective and collective current and former agents, servants, shareholders, employees, officers, directors, executives, members, trustees, representatives, attorneys, investors and insurers, and each of their respective and collective heirs, successors, executors and administrators, and all persons acting by, through, under and/or in concert with any of them (all of whom are hereinafter individually and collectively referred to as “Releasees”) of and from any and all claims, demands, causes of action, actions, rights, damages, judgments, costs, compensation, suits, debts, dues, accounts, bonds, covenants, agreements, expenses, attorneys’ fees, damages, penalties, punitive damages and liability of any nature whatsoever, in law or in equity or otherwise (collectively, the “Claims”), which Releasors have had, now have, shall or may have, whether known or unknown, foreseen or unforeseen, suspected or unsuspected, by reason

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of any cause, matter or thing whatsoever, from the beginning of the time up to and including the date that you sign this Agreement.
b.    You acknowledge and agree that by agreeing to this global and general release (“General Release”) of Claims, you are giving up all Claims against Releasees, including but not limited to, those relating to or arising out of your employment or affiliation with BMT and any other Releasees, the terms and conditions of such employment or affiliation, and the termination of that employment or affiliation, including but not limited to, claims for breach of contract or implied contract, wrongful, retaliatory or constructive discharge, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, quantum meruit, defamation, invasion of privacy, impairment of economic opportunity, tortious interference with contract or business relationships, defamation, intentional or negligent inflection of emotional distress, any and all other torts, contract claims, and claims for attorney’s fees and costs.
c.    You further acknowledge and agree that various federal, state and local laws prohibit discrimination based on, among other things, age, gender, sex, race, color, national origin, religion, disability, handicap, sexual orientation, veterans’ status, retaliation and other protected classifications. These include, but are not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1871, the 1991 Civil Rights Act, the Reconstruction Era Civil Rights Act, and 42 U.S.C. §§ 1981 and 1985; the Pregnancy Discrimination Act; the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act of 1990 (“OWBPA”); the Rehabilitation Act of 1973, the Americans with Disabilities Act, and the Americans with Disabilities Amendments Act; the Genetic Information Non-Discrimination Act, the Pennsylvania Human Relations Act, the Philadelphia Fair Practices Ordinance, the Delaware Discrimination in Employment Act, the Delaware Fair Employment Practices Act, and the Delaware Persons With Disabilities Employment Protections Act.
You also acknowledge and agree that there are various federal, state and local laws governing benefit issues, wage and hour issues, and other employment issues, including, but not limited to, the Employee Retirement Income Security Act, the National Labor Relations Act (“NLRA”), the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Uniform Services Employment and Reemployment Rights Act, the Immigration Reform and Control Act, the False Claims Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), and the federal whistleblower protection statutes; the Pennsylvania Whistleblower Law, the Pennsylvania Equal Pay Law, the Pennsylvania Minimum Wage Act, the Pennsylvania Wage Payment and Collection Law, the Delaware Whistleblowers' Protection Act, the Delaware Wage Payment and Collection Act; and all other federal, state, local and common laws relating to the terms, conditions, privileges, refusal or termination of employment.
You expressly acknowledge and agree that you are releasing and waiving, to the maximum extent permitted by law, any Claims you may have under any of these statutes and under any other federal, state or municipal statute, ordinance, executive order, regulation or common law relating to discrimination or retaliation in employment, or in any way pertaining to employment relationships, the terms and conditions of employment, or the termination of employment. You also acknowledge and agree that other than the benefits identified in Attachment A to this Agreement, you have no Claims against the Releasees for benefits including, but not limited to, life insurance, accidental death & disability insurance, sick leave or other employer provided plan or program; for distributions of income or profit; for reimbursement; for unpaid salary or wages; for PTO or other leave time; relating to retirement, pension and/or profit

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sharing plans (excluding for vested benefits); for group health insurance coverage (excluding for COBRA continuation coverage); or any other Claims. You acknowledge and agree that this General Release applies to all Claims, including but not limited to such employment-related Claims, and those unrelated to employment, that you now have or may have had against the Releasees up to and including the effective date of this Agreement, except as specifically set forth herein or not waivable by law.
d.    You further agree that neither you nor anyone on your behalf shall or may seek, or be entitled to recover, any damages, relief, award, remedies, attorneys’ fees or costs pursuant to any of the aforementioned federal, state or local statutes, or any other such laws or common laws, except as provided in Paragraph 6(j) below.
e.    You warrant and represent that you: (i) have received all compensation, wages, overtime if applicable, bonuses, commissions, and/or benefits to which you may be entitled with respect to the Fair Labor Standards Act (“FLSA”) and state law, and that there are no facts that in any way give rise to, or in any way support, any claims under the FLSA or state law, and that no other amounts and/or benefits are due except as expressly provided in this Agreement; (ii) have no known workplace injuries or occupational diseases; (iii) are not eligible to receive payments or benefits under any severance pay or change of control policy, plan, practice or arrangement other than as provided in this Agreement; (iv) have not filed any civil actions, lawsuits, complaints, charges or claims for relief or benefits against BMT or any other of the Releasees with any local, state or federal court or administrative agency, that are currently unresolved or outstanding; and (v) have not transferred or assigned, or purported to transfer or assign, any claim included in this General Release.
f.    This General Release is intended by the parties to release any and all claims and rights arising on or before the date of the execution of this Agreement to the fullest extent permitted by law; provided, however, that notwithstanding anything to the contrary herein, you expressly do not release any rights to or claim for Program Separation Benefits, workers’ compensation or unemployment benefits you may have, or vested benefits you may have under the terms of any BMT-provided retirement plan(s).
g.    The General Release and this Agreement are intended to comply with Section 201 of the OWBPA. Accordingly, you acknowledge, represent and certify that: (i) you waive all rights and claims under the ADEA and otherwise, knowingly and voluntarily in exchange for consideration of value to which you would not otherwise have been entitled; (ii) by this Agreement you have been advised in writing by BMT to consult with an attorney of your choice in conjunction with this Agreement, prior to signing the Agreement, and your decision to waive your rights and claims under the ADEA and otherwise; (iii) you have been given a period of at least 45 days within which to consider this Agreement and your decision to waive your rights and claims under ADEA and otherwise; (iv) you have been informed by BMT and understand that you may revoke your acceptance of this Agreement for a period of seven days after signing it, and that this Agreement will not become effective or enforceable until after the seven day period has expired, and that any revocation you make shall be in writing, sent by hand delivery or overnight mail, so that it is received within the seven-day period, to the attention of Ms. Nicola Fryer, The Bryn Mawr Trust Company, 801 Lancaster Avenue, Bryn Mawr, PA 19010; and (v) you further understand that if you revoke your acceptance as described above, this Agreement shall be null and void in its entirety, and if you have not revoked this Agreement by the end of the seven-day period, this Agreement will be in full force and effect.

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h.    You and BMT further acknowledge and agree that any changes to this Agreement, whether material or immaterial, do not restart the running of the 45-day review period referenced in Paragraph 6(g) above.
i.    You acknowledge receipt of the OWBPA disclosures attached hereto as Exhibits A, B and C.
j.    Nothing contained herein limits any right you may have to: (1) file a charge or complaint with the U.S. Equal Employment Opportunity Commission ("EEOC"), the National Labor Relations Board (“NLRB”) or other federal, state, or local agency relating to employment; the U.S. Department of Justice (“DOJ”), the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), or any other securities or insurance regulatory or government agency or commission, although you agree that you have waived any right to individual relief and monetary recovery for any Claim or charge involving any government agency or commission except that you may receive an award for information provided as a whistleblower to the SEC, FINRA or similar securities or insurance regulatory government agency or commission, in accordance with applicable law; or (2) testify, assist, or participate in any investigation, hearing, or proceeding conducted by any government agency or commission.
k.    You agree that you have released the Releasees from any and all liability from the laws, statutes, and common law described in this Paragraph 6. The Releasees may assert their rights under the General Release and waiver of claims in this Agreement as a defense to any administrative, judicial, or other proceeding or lawsuit filed against BMT or any other of the Releasees. Further, you are not and shall not be entitled to any monetary relief resulting from any proceeding brought by you, the EEOC or any other person or entity on your behalf (including but not limited to any federal, state, or local agency) asserting or alleging any claim, demand, or cause of action that has been released or waived in Paragraph 6, except as provided in Paragraph 6(j) above. In addition, the parties also acknowledge that nothing in this Agreement shall be interpreted or applied in a manner that affects or limits your otherwise lawful ability to challenge, under the OWBPA, the knowing and voluntary nature of your release of any age claims against the Releasees before a court, the EEOC, or any other federal, state, or local agency.
7.Non-Interference and Non-Solicitation.
a.    For a period of 12 months following your Designated Last Day of Work, you agree not to disrupt, damage, impair or interfere with the business of BMT or any of its parents, subsidiaries or affiliates (collectively, the “Company Group”) in any manner, including without limitation, by: (a) employing, engaging or soliciting any employee of the Company Group; (b) inducing or attempting to influence an employee of the Company Group to leave the employ of the Company Group; (c) adversely influencing or altering, or attempting to influence or alter, the relationship of any person, firm, corporation, partnership, association or other entity (“Person”) with the Company Group, whether such Person is an employee, customer, client or otherwise; (d) directly or indirectly, individually or for any other Person, Soliciting (as defined below) any Customer (as defined below) to cease doing business in whole or in part with or through the Company Group; or (e) directly or indirectly, individually or for any other Person, Soliciting any Customer to do business with any other Person which performs services or offers products competitive with or materially similar to those provided by the Company Group. The term “Customer” shall mean: (i) any current customer, client or business referral source of the Company Group, (ii) any Person who during the two year period preceding the Designated Last Day of Work has been a customer, client or

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business referral source of the Company Group, or (iii) any Person who during the two year period preceding the Designated Last Day of Work has been solicited by the Company Group as a potential customer, client or business referral source. The term “Soliciting” shall mean: calling on, engaging in business with, inducing, or attempting to solicit or induce. To the extent you are subject to other non-solicitation obligations under separate agreements, the non-solicitation obligations in this Paragraph 7(a) are in addition to and not in lieu of those obligations.
b.    You acknowledge and agree that the restrictions contained in this Paragraph 7 are reasonable and necessary to protect the legitimate interests of the Company Group and that any violation thereof would result in irreparable injury to the Company Group. Consequently, you acknowledge and agree that, in the event of any violation thereof, the Company Group shall be authorized and entitled, without the necessity of posting a bond or other form of security, to obtain from any court of competent jurisdiction injunctive and equitable relief, as well as an equitable accounting of all profits and benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the Company Group may be entitled at law or in equity and, in the event the Company Group is required to enforce the terms of this Agreement through court proceedings, the Company Group shall be entitled to reimbursement by you of all legal fees, costs and expenses incident to enforcement of any such term, in whole or in part and/or such term as may be modified by a court of competent jurisdiction.
c.    If any court of competent jurisdiction construes any of the restrictive covenants set forth in this Paragraph 7, or any part thereof, to be unenforceable because of the duration or scope covered thereby, such court shall have the power to reduce the duration or scope of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.
8.    No Re-Employment by BMT. You acknowledge and agree that, as of your Designated Last Day of Work, your employment relationship with BMT is permanently and irrevocably severed, and BMT has no obligation to re-employ, recall or otherwise hire you in the future.
9.    Effect of Obtaining New Employment. Subject to the provisions of Paragraph 7 above, your acceptance of a position with another employer after your Designated Last Day of Work will not affect your eligibility for the Program Separation Benefits described in Attachment A, except your eligibility to remain in BMT’s group health insurance plan will cease as soon as you become eligible for your new employer’s health insurance coverage, and if applicable, BMT’s obligation to pay you the Medicare subsidy will cease immediately upon your commencing any new employment. You are required to notify BMT in writing immediately if you obtain new employment and to advise BMT whether and when you become eligible to participate in any new employer’s group health plan.
10.    Confidential Information.
a.    The existence of this Agreement and all of its terms and conditions shall be kept confidential by you, except that you may disclose the terms and conditions of this Agreement pursuant to lawful subpoena or legal process and to your spouse/partner, attorney(s) and accountant(s), provided that they also keep this Agreement and its terms and conditions confidential. In the event you are required to disclose the terms and conditions of this Agreement by legal process, you shall provide immediate written notice of such legal process to BMT’s attorneys, to be delivered by hand and electronically via email, and if requested by the Company, an opportunity to oppose disclosure.

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b.    You recognize that the knowledge and information acquired by you concerning the BMT’s corporate information, information relating to the financial statements and reports, the internal workings of the BMT and its employees, supplier or vendor information, marketing information, customer or prospective customer information, financial information, strategic plan and other strategic information, operational information, scientific information, technical information, personnel information and computer-related information, including, but not limited to, contractual arrangements, business plans, studies, reports, formulae, strategies, tactics, policies, resolutions, patent, trademark and trade name applications, litigation-related information or negotiations; supplier or vendor lists, preferences or requirements; sales, investment, marketing and product plans, price lists; lists of clients or prospective clients, proposals to clients and prospective clients, agreements with clients, sales methods, statistics, sales efforts, client preferences, requirements, strategies or methods, markets or other data, clients or prospective client contacts and market research data; cost and performance data, debt arrangements, equity structure, financial statements, costs, profits, financial condition, investors and holdings; trade secrets; drawings, blueprints, designs, concepts, inventions; personnel lists, personnel data, organizational structure and performance evaluations; data processing systems and information contained therein; any facts concerning the systems, methods, procedures or plans developed or used by BMT and other trade secrets, inventions, designs, know-how, or other private, confidential or proprietary information of or about BMT which is not already available to the public (collectively, “Confidential Information”) are valuable, special and unique aspects of BMT’s business.
c.    You agree that you shall not at any time (i) disclose, in whole or in part, any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever unless authorized in writing to do so by BMT, or (ii) use any Confidential Information for your own purpose or for the benefit of any person, firm, corporation, association or other entity other than BMT. You recognize that use or disclosure of Confidential Information may cause harm to the Bank and thereby damage the BMT’s competitive position in the marketplace. The restrictions set forth in this Paragraph 10 will not apply to Confidential Information which is already in the public domain (unless you are responsible, directly or indirectly, for such Confidential Information entering the public domain without the BMT’s consent).
d.    In addition, you acknowledge that the Confidential Information you possess contains material, nonpublic information concerning BMT. You further acknowledge that you are aware that U.S. securities laws prohibit under certain circumstances the purchase or sale of a security of any issuer on the basis of material, nonpublic information about that security or issuer, and may also prohibit the communication of such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell securities on the basis of such information. You agree that you will not purchase or sell securities of the BMT or cause such securities to be purchased or sold by others in violation of U.S. securities laws on the basis of any material, nonpublic information that is included in the Confidential Information, nor will you communicate such material nonpublic information to any other person in violation of U.S. securities laws.
e.    Nothing contained herein prohibits or restricts you from communicating directly with, making protected disclosures to, or responding to an inquiry from, any administrative or regulatory agency or authority, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

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f.    You are hereby notified in accordance with the Defend Trade Secrets Act of 2016 that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. You are further notified that if you file a lawsuit for retaliation for reporting a suspected violation of law, you may disclose BMT’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (i) file any document containing the trade secret under seal; and (ii) do not disclose the trade secret, except pursuant to court order.
11.Non-Disparagement. You agree not to make any disparaging or negative comments about BMT, the Company Group, or its or their employees, officers, directors, services, or reputation, or any other of the Releasees, at any time in the future, verbally or in writing, in print or online, including without limitation social media, except for any statements made pursuant to lawful subpoena, government investigation or legal process. You further agree not to disrupt the BMT’s business in any manner. This Paragraph 11 does not in any way restrict or impede you from exercising protected rights, including rights under the NLRA or the federal securities laws, including the Dodd-Frank Act, including communicating directly with, making protected disclosures to, or responding to an inquiry from, any administrative or regulatory agency or authority, or making other disclosures that are protected under the law, regulation or order, provided that such compliance does not exceed that permitted by the law, regulation, or order. You shall promptly provide written notice of any such order to BMT, to the persons and address set forth in Paragraph 6(g) of this Agreement.
12.Return of BMT Property. You agree that as of your Designated Last Day of Work, you will return to BMT all BMT-owned property in your possession, custody or control, including, but not limited to, Confidential Information, keys, access cards, credit cards, cell phones, documents, computer equipment and electronically stored information in your possession (regardless of whether such information is Confidential Information). It is understood and agreed that BMT-owned property includes all BMT files, papers, documents, memoranda, letters, handbooks and manuals, spreadsheets, emails, facsimiles or other communications that were written, authorized, signed, received or transmitted by you during your employment, or during the process of your being hired by BMT, and any computer hardware or software, communications equipment, in your possession (which remain the property of BMT and, as such, are not to be removed from BMT’s offices). By signing this Agreement, you confirm that (a) you will not retain in your possession or under your control any of the documents, materials or property described in this Paragraph 12, including copies in any format, (b) you have returned all such documents, materials and/or property to BMT, and (c) you have not placed or transferred any such documents, materials or other property in any other storage devices, software applications or network locations.
13.Breach. In the event of any breach of this Agreement, either you or BMT, whichever is the non-breaching party, may institute an action for breach of the terms of the Agreement and seek damages resulting from that breach. In addition, if you breach Paragraphs 7, 10, 11 or 12 of this Agreement, in addition to any other relief to which BMT may be entitled, BMT will be entitled to an injunction, without the necessity of posting a bond, prohibiting you from disclosing any of its Confidential Information or breaching any post-employment obligations or restrictions. In addition, you acknowledge and agree that in the event of a violation of any of the restrictions contained in Paragraph 7, the 12-month period set forth in Paragraph 7 shall be extended so as to be deemed to commence upon the date of the court’s determination, so that the Company Group shall receive the full benefit of the 12-month period. In the

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event you breach this Agreement, BMT shall be entitled, in its sole discretion, to recover attorneys’ fees and costs it incurs in connection with proving such breach. Notwithstanding any breach, the General Release, waiver of claims and rights, and other covenants, by you set forth in this Agreement shall forever remain binding and in effect.
14.Cooperation. As further consideration you are providing in return for the Program Separation Benefits you receive under this Agreement, you agree to cooperate with BMT regarding any pending or subsequently filed litigation, claims, government investigations or other disputes involving BMT or other Releasees that relate to matters within your knowledge or responsibility obtained as a result of, or in connection with, your employment with BMT. This requires you, without limitation, to (1) make yourself available upon reasonable request to provide information and assistance to BMT on such matters without additional compensation, except for your out of pocket costs, (2) maintain the confidentiality of all BMT privileged or confidential information, including without limitation attorney-client privileged communications and attorney work product, unless disclosure is expressly authorized by BMT, and (3) notify BMT promptly of any requests to you for information related to any pending or potential legal claim or litigation involving BMT, reviewing any such request with a designated representative of BMT prior to disclosing any such information, and permitting a representative of BMT to be present during any communication of such information.
15.References. You agree to direct any employment-related references in writing to the Director of BMT’s Human Resource Department. It is BMT’s policy to provide a third party only confirmation of your employment dates and the position(s) you held.
16.Non-Admission. You agree that neither this Agreement nor any version of this Agreement shall be admissible in any forum as evidence against BMT or you except in a proceeding to enforce this Agreement and that this Agreement is not, and shall not be construed to be, an admission by you, BMT or any other of the Releasees of any liability, culpability, wrongful action or any other legal conclusion.
17.Governing Law. This Agreement shall be interpreted, enforced and governed under the laws of the Commonwealth of Pennsylvania without regard to any conflicts of laws provisions that would apply the laws of a different jurisdiction.
18.Entire Agreement. This Agreement, together with the BMT-sponsored plans and compensation programs and all employee benefits that are expressly referenced in Attachment A to this Agreement (which shall be subject to the terms and conditions of the applicable benefit plan documents or insurance policies except where expressly stated otherwise in Attachment A), represents the entire agreement between you and BMT and supersedes all prior agreements, offers, representations and understandings between the parties, whether written or oral, in their entirety, including but not limited to [agreement(s)], and any other change-in-control agreements, severance agreements and employment agreements, all of which are hereby terminated and have no force or effect; provided however that the provisions relating to confidentiality, restrictive covenants (including without limitation, non-competition and non-solicitation), BMT assets, and work product contained in any written agreement between you and BMT shall survive the termination of such agreement and shall remain in full force and effect in accordance with the terms of such agreement. This Agreement may be modified only in a writing signed by you and by a duly authorized representative of BMT. You agree that any promises or representations concerning your rights relating to BMT, either oral or written, that are not contained in this Agreement or the other documents referenced in this Paragraph 18 are not valid or binding upon BMT.

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19.Reasonableness and Severability. By signing this Agreement, you expressly acknowledge and agree that each and every restraint, obligation and restriction imposed by this Agreement is reasonable with respect to subject matter, time period and scope, as applicable. You represent and agree that these post-employment restraints, obligations and restrictions are limited in scope, and are reasonable and necessary to protect BMT’s legitimate business interests. You acknowledge and agree that the post-employment obligations, restraints and restrictions set forth in this Agreement are material terms of this Agreement. Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and any invalid, illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.
20.Assignment. BMT may assign this Agreement and such assignment will take effect for the benefit of any successors or assigns of BMT created by merger, reorganization, sale of assets or otherwise. You hereby consent and agree to such assignment and enforcement of such rights and obligations by BMT’s successors or assigns. Your obligations are personal and shall not be assigned. Any attempt by you to assign your obligations to a third party shall be void, and BMT may disregard such action and shall not in any manner be bound thereby, and BMT shall suffer no liability for any disregard thereof.
21.Captions. The captions of the paragraphs of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
22.Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, and each fully executed counterpart shall be deemed an original.  Any facsimile and/or electronic copy of an executed signature page hereto shall be deemed an original signature page hereto for all purposes.
23.Waiver. The waiver by any party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach, nor shall it constitute a waiver of any rights of such party hereunder with respect to other provisions or violations of the Agreement.
24.Acknowledgment. By signing below, you acknowledge and certify: (a) that you have been advised of your rights to consult with an attorney of your choice prior to executing this Agreement; (b) that you have been given at least 45 days within which to consider this Agreement; (c) that you have exercised your rights and opportunities as you deemed appropriate; and (d) that you have carefully read and fully understand all of the provisions of this Agreement. You acknowledge and understand that by signing this Agreement, which contains a General Release of Claims, you are giving up your right to bring any Claims, complaints or other legal actions against BMT or any other of the Releases described above. You further acknowledge and certify that you are entering into this Agreement knowingly, voluntarily and of your own free will, and intending to be legally bound upon the expiration of the revocation period.
Signature Page Follows

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto execute the Agreement:

EMPLOYEE	[BANK/TRUST EMPLOYER NAME]
____________________________ Dated: , 2019	By: _________________________________ Name: Title: Dated: , 2019

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AGREEMENT DATE

ATTACHMENT A

PROGRAM SEPARATION BENEFITS FOR WHICH YOU ARE ELIGIBLE
SUBJECT TO EXECUTING SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

Each Separation Agreement and General Release will contain a personalized Attachment A which will list the specific benefits available to the individual approved applicant based on the employee’s years of service with BMT and other personal circumstances.

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EXHIBITS A, B AND C
TO AGREEMENT AND GENERAL RELEASE
A.PROGRAM ELIGIBILITY FACTORS
B.JOB TITLES AND AGES OF EMPLOYEES
ELIGIBLE FOR PROGRAM SEPARATION BENEFITS
C.JOB TITLES AND AGES OF EMPLOYEES
NOT ELIGIBLE FOR PROGRAM SEPARATION BENEFITS